Exhibit 99.1

On September 29, 2015, CDF Funding, Inc. designated new accounts, effective as of September 1, 2015, having a principal balance of approximately $167 million to the trust portfolio and transferred the receivables in those accounts to the Trust (the “account addition”). On September 30, 2015, CDF Funding, Inc. removed accounts, effective as of September 1, 2015, having a principal balance of approximately $708 million from the trust portfolio and transferred the receivables in those accounts to General Electric Capital Corporation (the “account removal”).

The tables set forth in the attached Exhibit 99.1 set forth the composition of receivables in the trust portfolio by various criteria as of August 31, 2015, prepared on a pro forma basis as if the account addition and the account removal had occurred on August 31, 2015. The following tables summarize the trust portfolio by various criteria as of August 31, 2015. Please note that numbers and percentages presented in the tables below may not sum to the totals presented due to rounding. Because the future composition and performance of the trust portfolio will change over time, these tables are not indicative of the composition or performance of the trust portfolio at any subsequent time.

For purposes of the following tables:

•	Receivables Balance is the aggregate balance of the principal receivables included in such category as of the date or in the period indicated; and

•	the account totals exclude accounts with zero balances.

The balance of principal receivables in the trust portfolio as of August 31, 2015 reflected in the tables set forth below under the headings “Composition of Receivables in the Trust Portfolio by Account Balance”, “Composition of Receivables in the Trust Portfolio by Product Line” and “Composition of Receivables in the Trust Portfolio by U.S. Geographic Location” and the principal balances of the applicable receivables used in the calculation of the data reflected in the tables and text set forth under the headings “Dealer Risk Rating Distribution in the Trust Portfolio”, “Average Annualized Yield for Receivables in the Trust Portfolio”, “Distribution of Receivables in the Trust Portfolio by Average Annualized Yield”, “Certain Dealers and Manufacturers”, “Delinquency Experience in the Trust Portfolio”, “Loss Experience in the Trust Portfolio”, “Age Distribution of Receivables in the Trust Portfolio”, “Certain Payment Plan Information” and “Payment Rates” are based on the data collected by General Electric Capital Corporation (“GE Captial”) and its subsidiaries’ information management systems. Certain manual inputs and adjustments are made to this data for monthly investor reporting purposes, and as a result the principal balances of the receivables reflected in, or used to calculate the data reflected in, such tables and text, as of any relevant date or for any relevant period, may be greater than the balance of principal receivables reflected in investor reports as of a corresponding date or for a corresponding period. These manual inputs and adjustments primarily relate to manufacturer discount amounts and manual charge-offs. The difference between the balance of principal receivables derived from GE Capital and its subsidiaries’ information management systems and the principal balance of the receivables after giving effect to the manual inputs and adjustments is less than 1% for all dates and periods covered by the tables below.

Composition of Receivables in the Trust Portfolio by Account Balance

As of August 31, 2015
Account Balance Range	Receivables Balance	Percentage of Receivables Balance	Number of Accounts	Percentage of Number of Accounts

(Dollars in Millions)

$0.01 to $999,999.99	$3,209.3	43.1%	23,703	94.4%
$1,000,000 to $9,999,999.99	3,023.9	40.6%	1,350	5.4%
$10,000,000.00 or more	1,208.1	16.2%	50	0.2%
Total	$7,441.4	100.0%	25,103	100.0%

Exhibit 99.1-1

Composition of Receivables in the Trust Portfolio by Product Line
Product Line	Receivables Balance	Percentage of Receivables Balance	Number of Accounts	Percentage of Number of Accounts
	(Dollars in Millions)
Marine	$1,142.2	15.3%	2,360	9.4%
Technology	1,077.3	14.5%	1,031	4.1%
Power Sports	1,007.1	13.5%	1,485	5.9%
Recreational Vehicles	999.8	13.4%	859	3.4%
Lawn and Garden	877.9	11.8%	9,995	39.8%
Industrial and Agriculture	736.3	9.9%	1,659	6.6%
Consumer Electronics and Appliances	568.4	7.6%	3,088	12.3%
Motorcycles	556.0	7.5%	2,087	8.3%
Transportation	142.4	1.9%	178	0.7%
Music	69.3	0.9%	615	2.4%
AR/ABL	31.9	0.4%	3	0.0	%(2)
Manufactured Housing	8.4	0.1%	45	0.2%
Other(1)	224.3	3.0%	1,698	6.8%
Total	$7,441.4	100.0%	25,103	100.0%

(1) The “Other” category in the preceding table includes, among other product lines: sewing, heating, ventilating, and air conditioning equipment.

(2) Greater than 0%, but less than 0.5%.

Composition of Receivables in the Trust Portfolio by U.S. Geographic Location

	As of August 31, 2015
U.S. Geographic Location	Receivables Balance	Percentage of Receivables Balance	Number of Accounts	Percentage of Number of Accounts
	(Dollars in Millions)
California	$646.3	8.7%	1,146	4.6%
Texas	466.6	6.3%	1,517	6.0%
Florida	437.5	5.9%	1,140	4.5%
New York	423.0	5.7%	1,343	5.3%
Ohio	351.0	4.7%	1,021	4.1%
Michigan	303.3	4.1%	1,050	4.2%
Virginia	291.0	3.9%	611	2.4%
Pennsylvania	249.7	3.4%	1,296	5.2%
Minnesota	223.9	3.0%	798	3.2%
Washington	222.2	3.0%	433	1.7%
Other U.S. Locations	3,826.8	51.3%	14,748	58.8%
Total	$7,441.4	100.0%	25,103	100.0%

Dealer Risk Ratings

The originators categorize the receivables in the trust portfolio into three risk rating groups, as indicated in the table below, by percentage of receivables owed by the applicable dealers. Data in the table below reflects analysis of risk ratings at points in time prior to August 31, 2015; and the risk ratings of the dealers were not re-underwritten for purposes of compiling data in that table. From time to time, the criteria used to categorize the dealers into risk rating groups are modified, and the risk rating for any dealer as of any date reflects the applicable criteria in effect as of such date. We cannot assure you that the dealers owing receivables held in the trust in the future will demonstrate the risk metrics in the percentages referred to below.

Exhibit 99.1-2

Dealer Risk Rating Distribution in the Trust Portfolio
Dealer Risk Rating Group	As of August 31, 2015
A(1)	8%
B(2)	92%
C(3)	0	%(4)
Total	100.00%

(1) Dealers in this group demonstrate strong risk metrics.

(2) Dealers in this group demonstrate favorable to marginal risk metrics.

(3) Dealers in this group demonstrate poor to uncollectible risk metrics.

(4) Greater than 0%, but less than 0.5%.

Yield Information

The following tables set forth the average annualized yield and the distribution by annualized average yield on receivables in the trust portfolio. Such yields were calculated as the percentage equivalent of a fraction, (a) the numerator of which is equal to earned income (or, if applicable, collected income) on the applicable receivables during the applicable period, and (b) the denominator of which is an average of the month-end principal balances of the applicable receivables for the eight months in such period and the month preceding such period. For purposes of calculating such yield information, receivables that did not bear interest because of “free flooring” periods (“free flooring receivables”) were treated as if they bore interest by determining an implied yield thereon for such periods. Accordingly, for purposes of such calculation, the amount of interest does not reflect only the contractual amount of interest and principal otherwise payable by the dealers under such free flooring receivables. The manufacturer discount amount or manufacturer subsidy amount was treated as interest in such calculation. We cannot assure you that the future yield on receivables held by the trust will be similar to the historical experience set forth below.

Average Annualized Yield for Receivables in the Trust Portfolio

Eight Months Ended August 31, 2015
Yield	7.0%

Distribution of Receivables in the Trust Portfolio by Average Annualized Yield

Average Annualized Yield	Eight Months Ended August 31, 2015
Less than 5%	21%
Between 5% and 10%	70%
Greater than 10%	9%
Total	100%

Exhibit 99.1-3

Delinquency and Loss Experience

The following tables set forth the aggregate delinquency and loss experience for the trust portfolio. We cannot assure you that the future delinquency and loss experience for any receivables held by the trust will be similar to the historical experience set forth below. The historical experience set forth below includes the effect of the financial obligations of manufacturers and distributors in respect of repossessed products. If manufacturers or distributors do not perform those obligations in the future, the loss experience of the receivables would be adversely affected.

Delinquency Experience in the Trust Portfolio As of August 31, 2015
Days Outstanding	Amount (Dollars in Millions)	Percentage of Total Receivables Outstanding
30-59	$6.9	0.1%
60-89	3.1	0.0	%(1)
90-119	0.7	0.0	%(1)
120-149	0.5	0.0	%(1)
150-179	0.3	0.0	%(1)
180+	1.2	0.0	%(1)
Total	$12.7	0.2%

(1) Greater than 0%, but less than 0.5%.

For purposes of the delinquency tables set forth above:

•	in the case of any receivable, if interest, fees, or scheduled liquidation late charges on any receivable are more than 29 days past due, then that receivable will be considered to be delinquent in an amount equal to the entire invoice amount of the invoice that included such past due amount;

•	in the case of a receivable arising under a “pay-as-sold program”, if the dealer has sold a particular item of inventory but did not remit payment to the applicable originator for more than 30 days after the originator became aware of the sale, failed to make a curtailment payment for more than 30 days after the related due date for such payment or failed to pay the balance of the receivable when such balance was due-in-full for more than 30 days after the related maturity date, then that receivable will be considered to be delinquent in an amount equal to the entire invoice amount of the invoice that included such unpaid payment;

•	in the case of a receivable arising under a “scheduled payment plan”, if the dealer has failed to make a scheduled payment for more than 30 days, then that receivable will be considered to be delinquent in an amount equal to the entire invoice amount of the invoice that included such unpaid scheduled payment;

•	in the case of asset based lending receivables, if the amount of the receivable exceeds a specified percentage of the collateral supporting the receivable and such excess is not consented to by the related originator, then that receivable is considered to be delinquent in an amount equal to such excess; and

•	the “180+” category does not reflect receivables charged-off at 180 days delinquent.

Exhibit 99.1-4

Loss Experience in the Trust Portfolio

	Eight Months Ended August 31, 2015
	(Dollars in Millions)
Average Receivables Balance	$8,396.5
Gross Charge-Offs	$3.5
Recoveries(1)	$2.2
Gross Charge-Offs Less Recoveries	$1.4
Gross Charge-Offs Less Recoveries as a percentage of Average Total Receivables Outstanding (annualized)	0.0	%(2)
Number of Accounts that Experienced a Net Loss	145
Gross Charge-Offs Less Recoveries divided by Number of Accounts that Experienced a Net Loss	$0.01

(1) “Recoveries” mean amounts subsequently collected with respect to previously charged-off amounts.

(2) Greater than 0%, but less than 0.5%.

For purposes of the preceding table: “Average Receivables Balance” is calculated as an average of the month-end principal balances of the applicable receivables for the eight months in such period and the month preceding such period.

Aging Experience

The following table provides the age distribution of receivables in the trust portfolio by receivables balance and as a percentage of such receivables in the trust portfolio. For purposes of the following table, aging for floorplan receivables generally commences on the date of the applicable invoice provided by the applicable manufacturer to the applicable originator and ends on the date that the receivable has been paid in full. With respect to receivables from the accounts receivables product line or the asset based lending product line, all of such receivables are included in the “1-12” month category because determining which of those receivables are in the “over 12” month category would involve unreasonable effort or expense and, in any event, we believe that most of such receivables fall into the “1-12” month category. We cannot assure you that the aging experience for any receivables held by the trust in the future will be similar to the age distributions set forth below.

Age Distribution of Receivables in the Trust Portfolio

Months	Receivables Balance	Percentage of Receivables Balance
	(Dollars in Millions)
1-12	$6,673.1	90%
Over 12	768.2	10%
Total	$7,441.4	100.0%

Payment Rates

The following table sets forth the highest and lowest Historical Payment Rates and the average of the Historical Payment Rates for the period shown.

“Historical Payment Rate” means, for any month, a fraction (expressed as a percentage) (a) the numerator of which is the principal collections on the receivables in the trust portfolio during such month and (b) the denominator of which is the aggregate balance of the principal receivables in the trust portfolio at the beginning of such month.

We cannot assure you that the rate of collections on the receivables held by the trust will be similar to the historical experience set forth below. Without limiting the foregoing, the rate of collections on the receivables held by the trust may be affected by the addition or removal of accounts with respect to the trust from time to time.

Exhibit 99.1-5

Historical Payment Rates for the Trust Portfolio

Eight Months Ended August 31, 2015
Highest Month	39.7%
Lowest Month	24.5%
Average of the Months in the Period	32.3%

Certain Payment Plan Information

The floorplan businesses of the originators provide two basic payment terms to dealers, manufacturers or distributors: pay-as-sold or scheduled payment plan. As of August 31, 2015, the floorplan receivables in the trust portfolio, by the principal amount of receivables outstanding, consisted of approximately 76.1% pay-as-sold receivables and 23.9% scheduled payment plan receivables. In addition, a limited number of specialized payment programs may offer a combination of pay-as-sold terms and scheduled payment plan terms such that principal payment terms may initially be funded under pay-as-sold terms and then convert to scheduled payment plan terms upon the occurrence of certain specified events.

Exhibit 99.1-6